Exhibit 99.2

Sonus Networks, Inc.

Supplementary Financial and Operational Data

$(000s)	YTD15 at Q315	Q315	Q215	Q115	FY14	Q414	YTD14 at Q314	Q314	Q214	Q114
Revenue
Product	94,137	42,230	27,042	24,865	182,455	46,570	135,885	44,900	45,845	45,140
Services	78,571	25,632	27,659	25,280	113,871	30,228	83,643	28,316	29,725	25,602
Total Revenue	172,708	67,862	54,701	50,145	296,326	76,798	219,528	73,216	75,570	70,742

Growth-related Revenue
Product	64,049	30,924	16,218	16,907	124,281	31,461	92,820	31,367	28,630	32,823
Growth-related as % Total Product Revenue	68%	73%	60%	68%	68%	68%	68%	70%	62%	73%
Services	35,855	11,373	12,372	12,110	39,263	11,012	28,251	9,915	10,239	8,097
Growth-related Revenue	99,904	42,297	28,590	29,017	163,544	42,473	121,071	41,282	38,869	40,920
Growth-related as % Total Revenue	58%	62%	52%	58%	55%	55%	55%	56%	51%	58%

% of Total Revenue	YTD15 at Q315	Q315	Q215	Q115	FY14	Q414	YTD14 at Q314	Q314	Q214	Q114
Revenue
Product	55%	62%	49%	50%	62%	61%	62%	61%	61%	64%
Services	45%	38%	51%	50%	38%	39%	38%	39%	39%	36%

Growth-related Revenue
Product	64%	73%	57%	58%	76%	74%	77%	76%	74%	80%
Services	36%	27%	43%	42%	24%	26%	23%	24%	26%	20%

Revenue by Geography
Domestic	71%	77%	71%	62%	71%	70%	71%	70%	71%	73%
International	29%	23%	29%	38%	29%	30%	29%	30%	29%	27%

% of Product Revenue	YTD15 at Q315	Q315	Q215	Q115	FY14	Q414	YTD14 at Q314	Q314	Q214	Q114
Revenue by Channel
Direct	76%	78%	74%	76%	73%	75%	72%	62%	71%	82%
Indirect	24%	22%	26%	24%	27%	25%	28%	38%	29%	18%

Operating Statistics	YTD15 at Q315	Q315	Q215	Q115	FY14	Q414	YTD14 at Q314	Q314	Q214	Q114
10% Customers
Number of 10% customers	1	3	1	2	1	1	1	2	1	1
Name of 10% customers	AT&T	AT&T Inteliquent CenturyLink	AT&T	Verizon Softbank	AT&T	AT&T	AT&T	CenturyLink AT&T	AT&T	AT&T

Top 5 Customers as % of Revenue	41%	50%	40%	43%	36%	27%	40%	47%	40%	42%

Number of Total Customers*		664	624	695		806		718	798	612

Number of New Customers*	468	150	150	168	856	228	628	228	227	173
Number of New Customers* with Growth-related Content	443	144	143	156	788	214	574	199	214	161

*Customer Count reflects end customers and excludes customers with maintenance-only revenue of less than $5k on a quarterly basis.